EXHIBIT (A)(9)

                                [GRAPHIC OMITTED]









                                 PRESENTATION TO
                                RESEARCH ANALYSTS

                           ACQUISITION OF GIANT CEMENT














                                                                12 NOVEMBER 1999
851456 v.1

CONTENTS

o          Introduction

o          Rationale of the acquisition

o          Description of Giant Cement

o          Description of the transaction

o          Impact in Cementos Portland

                                  INTRODUCTION

CP HAS LAUNCHED A FRIENDLY TENDER OFFER FOR 100% OF GIANT FOR $281 MILLION


o Represents one step further in CP's expansion plan based on opportunistic acquisitions

o    Expansion in a market well understood by CP

o    Expansion in the attractive US market

o Giant's cement plants, together with CP's plant in Maine, will enhance CP's competitive position on the Atlantic coast

o    Positive impact on CP's earnings per share

                          Rationale of the acquisition

Why Invest in the US?

o The US market has a cement production capacity deficit of about 20%, concentrated mainly in the coastal areas.

o In 1998, Congress approved TEA 21, which will increase public spending on highways by about $217 billion (+40%) in the 1999-2005 period.

[Graphic containing the information shown below]

----------------- ----------------------------------------------- --------------------------------------------------------------
      YEAR              TOTAL CEMENT CONSUMPTION (M TONS)                     CURRENT AND ESTIMATED FUTURE CAPACITY
----------------- ----------------------------------------------- --------------------------------------------------------------
      1991                              79                                                     79
----------------- ----------------------------------------------- --------------------------------------------------------------
      1992                              84                                                     80
----------------- ----------------------------------------------- --------------------------------------------------------------
      1993                              88                                                     80
----------------- ----------------------------------------------- --------------------------------------------------------------
      1994                              93                                                     80
----------------- ----------------------------------------------- --------------------------------------------------------------
      1995                              95                                                     81
----------------- ----------------------------------------------- --------------------------------------------------------------
      1996                             100                                                     81
----------------- ----------------------------------------------- --------------------------------------------------------------
      1997                             106                                                     82
----------------- ----------------------------------------------- --------------------------------------------------------------
      1998                             108                                                     82
----------------- ----------------------------------------------- --------------------------------------------------------------
     1999e                             116                                                     87
----------------- ----------------------------------------------- --------------------------------------------------------------
     2000e                             119                                                     91
----------------- ----------------------------------------------- --------------------------------------------------------------
     2001e                             121                                                     98
----------------- ----------------------------------------------- --------------------------------------------------------------
     2002e                             123                                                     109
----------------- ----------------------------------------------- --------------------------------------------------------------
     2003e                             126                                                     110
----------------- ----------------------------------------------- --------------------------------------------------------------


Source: Portland Cement Association (historic figures).





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


WHY INVEST IN THE US?

o The expected increase in public spending on highways should favor Giant's regional markets in particular

o TEA 21 should compensate any economic slowdown produced by rising interest rates


                  ANNUAL INCREASE IN HIGHWAY SPENDING BY STATE

                                               $ million          % increase
           South Carolina                         184                79%
           Georgia                                377                70%
           Virginia                               256                62%
           North Carolina                         262                55%
           Pennsylvania                           416                47%
           New York                               354                35%
           New Jersey                             157                30%
           Total/Average                         2,006               53%


          Source: US House of Representatives Transportation and Infrastructure
                  Committee



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


WHY INVEST IN GIANT?

o    Appropriate size

o    Stock market opportunity

     o    Lack of interest in small, cyclical, industrial companies

     o Unjustified stock market discount applied to the construction sector in the context of future possible interest rate hikes

     o    Value of the resource recovery business not recognized

o    Acquisition opportunities are becoming scarce with sector consolidation

o    Improved competitive position of CP in the US




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


                           DESCRIPTION OF GIANT CEMENT

Location of facilities

[There is a map of the Northeast part of the United States showing the location of facilities. The information contained in the map is described below].


----------------------------------------------------------------- --------------------------------------------------------------
Cement manufacturing                                              Pennsylvania and South Carolina
----------------------------------------------------------------- --------------------------------------------------------------
Cement terminal (4)                                               Georgia, North Carolina (2), and Virginia
----------------------------------------------------------------- --------------------------------------------------------------
Lightweight aggregates (3)                                        North Carolina and Virginia (2)
----------------------------------------------------------------- --------------------------------------------------------------
Block manufacturing (5)                                           North Carolina (3) and Virginia (2)
----------------------------------------------------------------- --------------------------------------------------------------
Fuel Blending (2)                                                 Alabama and South Carolina
----------------------------------------------------------------- --------------------------------------------------------------
Aggregates                                                        Pennsylvania
----------------------------------------------------------------- --------------------------------------------------------------
Market of CDN-USA                                                 Maine
----------------------------------------------------------------- --------------------------------------------------------------



Source: Giant Cement management

      [GRAPHIC OMITTED]









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


                          OPERATIONS AND MARKET SHARES



                                                              MARKET SHARE IN
                                              CAPACITY        RELEVANT MARKETS       MARKET POSITION
                                              --------        ----------------       ---------------
Cement

    Production (US tons)                     1,550,000               11%             4th largest on east coast

    Terminal (US tons)                         500,000

Lightweight aggregates (US tons)               600,000               40%             Largest on east coast

Resource recovery (US tons)                    225,000               20%             Largest in US

Aggregates (US tons)                         1,000,000   less than   10%

Concrete blocks (units)                     18,000,000   less than   10%

           Source: Giant Cement management









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


                           EXPECTED BREAKDOWN OF SALES

                   Sales 2000e         Sales 2004e
                   -----------         -----------
  Resource
  recovery             25%                 25%
    LWA                 7%                  7%
   Blocks               9%                  8%
  Terminal              2%                  7%

   Cement              57%                 53%


    Source:  CP estimates







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


CEMENT DIVISION

o Giant is among the 15 largest US cement producers and ranks fourth on the east coast

     o Giant has recently enlarged its target market with the acquisition of the Norfolk terminal (put-through capacity in excess of 500,000 tons per year)

     o The use of waste as fuel reduces Giant's net fuel costs to about $0 per ton vs. the US cement industry average of $3.5-$4.0 per ton of clinker

[A map of the Northeast part of the US describing the different activities in the different states. The information contained in the map is described below].



----------------------------------------------------------------- --------------------------------------------------------------
Pennsylvania                                                      - Aggregates (1,000,000 tons)
                                                                  - Cement plant. Clinker capacity of 600,000 tons. Grinding capacity of 750,000 tons. 2 wet process kilns. Limestone
                                                                  quarry of 200 acres (reserves for 50+ years). 1,000 acres of land.
----------------------------------------------------------------- --------------------------------------------------------------
Virginia                                                          Norfolk terminal (500,000 tons)
----------------------------------------------------------------- --------------------------------------------------------------
North Carolina                                                    2 Bag warehouse and bulk terminal.
----------------------------------------------------------------- --------------------------------------------------------------
South Carolina                                                    Cement plant. Clinker capacity of 840,000 tons. Grinding
                                                                  capacity of 950,000 tons. 4 wet process kilns. Limestone
                                                                  quarry of 230 acres (reserves for 50 + years). 2,100 acres of land.
----------------------------------------------------------------- --------------------------------------------------------------
Georgia                                                           Bag warehouse
----------------------------------------------------------------- --------------------------------------------------------------
Maine                                                             CDN-USA
----------------------------------------------------------------- --------------------------------------------------------------



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


LIGHTWEIGHT AGGREGATES AND BLOCKS DIVISION

     o Acquired in April 1998, the "Solite" division operates three lightweight aggregates plants and five concrete block plants

          o The lightweight aggregates manufacturing facilities have a combined production capacity of 600,000 tons; each plant has a resource recovery burning permit

          o The concrete block facilities have a combined capacity of 18 million blocks, which are marketed to masonry and construction contractors and building materials dealers

[A map of the Northeast part of the US showing the market areas and the location of the facilities that produce lightweight aggregates and blocks. The information contained in this map is described below].

----------------------------------------------------------------- --------------------------------------------------------------
Lightweight aggregates                                            - Aguadale, NC (175,000 tons)
                                                                  - Cascade, VA (225,000 tons)
                                                                  - Avonia, VA (200,000 tons)
----------------------------------------------------------------- --------------------------------------------------------------
Concrete blocks                                                   - Charlotte, NC (3.5m units)
                                                                  - Lexington, NC (3.5m units)
                                                                  - Eden, NC (5.5m units)
                                                                  - Lynchburg, VA (3.0m units)
                                                                  - South Boston, VA (2.5m units)
----------------------------------------------------------------- --------------------------------------------------------------



----------------------------------------------------------------- --------------------------------------------------------------
Lightweight aggregates market area                                South Carolina, North Carolina, Virginia and West Virginia.
----------------------------------------------------------------- --------------------------------------------------------------
Concrete blocks market area                                       Northern Florida, eastern Alabama,
                                                                  Georgia, South Carolina, Nrth
                                                                  Carolina, Virginia, West Virginia
                                                                  Pennsylvania, DC, eastern Ohio,
                                                                  eastern Kentucky and eastern
                                                                  Tennessee.
----------------------------------------------------------------- --------------------------------------------------------------




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


DETAILS OF THE RESOURCE RECOVERY BUSINESS

o "Resource recovery" - the use of industrial waste as fuel in the cement and lightweight aggregates manufacturing process--is closely related to Giant's core business


------------             |\    -------------------  |\    ---------------------
               ----------| \                       -| \   Burning of waste as
Producers of   Collected |  \  Waste treatment in   |  \  fuel in Giant's
industrial     by Giant  |  /  Giant's two fuel     |  /  cement and
waste          ----------| /   blending facilities -| /   lightweight
                         |/                         |/    aggregates plants
------------                   -------------------        ---------------------

          o    Giant charges for waste collection

          o Cement and lightweight aggregates divisions charge for waste incineration

          o    Resource recovery division pays for the incineration service

          o    Virtually 100% autoconsumption








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


COMPARATIVE ANALYSIS (BASED ON PROJECTIONS FOR 2000E)

                                      Pta millions
                    --------------------------------------------------                                Resource
                                                                           Cement capacity         recovery sales
                                                     Net income after
                    Sales           EBITDA          minorities & taxes         `000 Tm              Pta millions
                    -----        ------------       ------------------         -------              ------------
    CP/Giant        2.3x              3.5x                  4.3x                  5.9x                   0.0x

       CP          74,300            30,800                16,200                8,200                      0

     Giant         31,800             8,900                 3,800                1,400                  4,800


Note:  Assumes an exchange rate of 1$ = 158 pesetas




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


FUTURE EVOLUTION OF GIANT

     o    Volume growth (1% annual)

     o    Price increases (2%-3% per annum, nominal)

     o Full integration of "Solite" (lightweight aggregates) and Southeastern Chemical (resource recovery), acquired in 1998 and 1999, respectively

     o Entry into new markets with the Norfolk terminal, operative from 2000-2001, through which Giant can meet the expected growth in demand

     o    Recurrent capital expenditures of about $15 million per year

[Graphic with the information described below]

------------------ ---------------------------------------------------- --------------------------------------------------------
      YEAR                               SALES*                                              EBITDA MARGIN
------------------ ---------------------------------------------------- --------------------------------------------------------
      2000e                                                        201                                                      28%
------------------ ---------------------------------------------------- --------------------------------------------------------
      2001e                                                        212                                                      29%
------------------ ---------------------------------------------------- --------------------------------------------------------
      2002e                                                        224                                                      29%
------------------ ---------------------------------------------------- --------------------------------------------------------
      2003e                                                        234                                                      29%
------------------ ---------------------------------------------------- --------------------------------------------------------
      2004e                                                        244                                                      30%
------------------ ---------------------------------------------------- --------------------------------------------------------


* millions of $


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


                         DESCRIPTION OF THE TRANSACTION












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


OVERVIEW OF THE TENDER OFFER

     o    Offer for 100% of Giant at a cash price of $31 per share

     o    Offer is friendly and recommended by Giant's board

     o    Launch on November 10, with an acceptance period of 20 business days

     o    Subject to obtaining a majority stake

     o Financed with a short-term bank facility, to be converted into long-term debt




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


                               AMOUNT OF THE OFFER


                                     $ millions                 Pta millions

Shares                                    270.7                       42,957
Options                                    10.4                        1,657
                                     ----------                   ----------
    Total cost of equity                  281.1                       44,614
Net debt assumed                           62.2                        9,872
                                     ----------                   ----------
    Total enterprise value (EV)           343.3                       54,486




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


WHAT IS IMPLIED BY A PRICE OF $31 PER SHARE?


               TRANSACTION MULTIPLES                            PREMIA
               ---------------------                   ---------------------
                                         With respect to the average price of the:

EV/EBITDA 2000e                6.1x        Last three months*                             38%

PE 2000e                      11.8x        Last twelve months*                            42%

                                           *Prior to the announcement of the offer



                                            o   Equivalent to the price reached in July, 1998
                                                (historic maximum)








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


                           IMPACT IN CEMENTOS PORTLAND





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


PRO FORMA PROFIT AND LOSS ACCOUNT


                                              PROJECTIONS FOR 2000E (Pta millions)
                                            ----------------------------------------

                                CP            GIANT           ADJUST.      PRO FORMA       % CHANGE
                            ---------       ---------       ---------      ---------       ---------
Revenues                      74,300          31,800                       106,100            +43%

EBITDA                        30,800           8,900                        39,700            +29%

Goodwill amort.               (2,672)                       (1,400)         (4,072)

EBIT                          22,100           6,300        (1,400)         27,000            +22%

Interest expense              (1,300)           (600)       (2,900)         (4,800)

Net profit (to parent)        16,200           3,800        (3,300)         16,700             +3%





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


IMPACT IN CP'S EPS (GROUP)



                             REPORTED EPS (PESETAS)

                    1998      1999E      2000E     2001E       2002E      2003E
                    ----      -----      -----     -----       -----      -----
EPS ACCRETION        0%          0%       +3%       +6%         +9%        +12%
CP EPS              461         600       582       531         558        577
PRO FORMA EPS       461         600       599       564         610        647


Note: Assumes that the goodwill generated in the acquisition is amortized over a period of 20 years

Source: CP projections




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


IMPACT ON GROUP INDEBTEDNESS

o CP could pay down its existing debt plus the debt assumed in the acquisition in 4 to 5 years

o CP will maintain sufficient financial flexibility to be able to continue to pay dividends, make additional acquisitions or return capital to shareholders


Pro forma estimated net debt of the CP group
--------------------------------------------

[Graphic with the information described below]


------------- ----------------------------------------------- ----------------------------------
    YEAR       PRO FORMA NET DEBT OF CP GROUP
              (MILLIONS OF  PESETAS)                          NET DEBT/EBITDA
------------- ----------------------------------------------- ----------------------------------
1999e         72,000
------------- ----------------------------------------------- ----------------------------------
2000e         54,000                                          1.4x
------------- ----------------------------------------------- ----------------------------------
2001e         38,000                                          0.9x
------------- ----------------------------------------------- ----------------------------------
2002e         21,000                                          0.5x
------------- ----------------------------------------------- ----------------------------------
2003e         3,000                                           0.1x
------------- ----------------------------------------------- ----------------------------------
                                               Sector average 1.7x




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